EXHIBIT 1.1


                   GUGGENHEIM DEFINED PORTFOLIOS, SERIES 1727

ADVISORY SERIES: GUGGENHEIM INVESTMENT GRADE CORPORATE TRUST 3-7 YEAR, SERIES 1

                           REFERENCE TRUST AGREEMENT

      This Reference Trust Agreement dated as of April 18, 2018, between Guggenheim Funds Distributors, LLC, as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to February 6, 2002" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    PART I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument for each separate Trust created under this Series.

                                    PART II.

                     SPECIAL TERMS AND CONDITIONS OF TRUST

      The following special terms and conditions are hereby agreed to:

      (1) The securities listed in the Schedule(s) hereto have been deposited in the Trust(s) under this Reference Trust Agreement as indicated on the attached Schedule A.

      (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust(s) is the amount described in Amendment No. 2 to the Trust's Registration Statement (Registration No. 333-222401) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a increase by the number of any additional Units issued pursuant to Section 2.05, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to
Section 2.05, or (c) decrease by the number of Units redeemed pursuant to
Section 5.02.

      (3) The term "Record Date" shall mean the dates set forth in the Prospectus for principal distributions and interest distributions.

      (4) The term "Distribution Date" shall mean the dates set forth in the Prospectus for principal distributions and interest distributions.

      (5) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

      (6) The number of Units of the Trust(s) referred to in Section 2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

      (7) Article I is hereby amended to add the following definitions:

            "Deferred Sales Charge" shall mean the deferred sales fee as described in the Prospectus.

      (8) The definition of "Supplemental Indenture" is hereby deleted in its entirety.

      (9) The definition of "Unitholder" is hereby amended as follows:

      "Unitholder" shall mean the registered holder of any Unit of beneficial interest, his legal representative and heirs, or the successors of any corporation, partnership or other legal entity and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

     (10) Section 2.01 is hereby amended and replaced in its entirety as follows:

      Section 2.01. Deposit of Securities. The Depositor, on the date of the Reference Trust Agreement, has deposited with the Trustee in trust the Securities and contracts (or cash or a letter of credit in the amount necessary to settle any contracts for the purchase of securities entered into by the Trustee pursuant to the instructions of the Depositor) for the purchase of Contract Securities listed under the "Trust Portfolio" in the Prospectus in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Securities relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed in said Prospectus which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement and which were represented by Contract Securities to the Trustee within 10 calendar days after said execution and delivery (the "Delivery Period"). In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with this Section 2.01 and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.17 purchases of Replacement Bonds, such funds, to the extent of the purchase price of failed Contract Securities for which no Replacement Bonds were acquired pursuant to Section 3.17, plus all amounts described in the next succeeding sentence, shall be credited to the Principal Account and distributed pursuant to Section 3.06 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Bonds or are not used to provide refunds to Unitholders shall be paid to the Depositor. The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission or in a book entry system operated by the Federal Reserve Board.

     (11) Section 2.03 is hereby amended and replaced in its entirety as follows:

      Section 2.03. Issuance of Units. By executing the Reference Trust Agreement and receipt for deposited Securities, the Trustee will thereby acknowledge receipt of the deposit of the Securities listed under the "Trust Portfolio" in the Prospectus and referred to in Section 2.01 hereof, and simultaneously with the receipt of said deposit, has recorded on its books, for each of the plans of distribution provided for in the Prospectus, the ownership by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Prospectus and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, cash or a letter of credit, documentation evidencing the ownership of the number of Units specified or, if requested by the Depositor, the ownership by the Depository Trust Company ("DTC") of all such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor's direction and as hereafter provided, the account of the issuer of the Letter of Credit referred to in Section 2.01. The number of Units in a Trust may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder of such Trust, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any deposit of Additional Securities pursuant to
Section 2.05 it shall acknowledge that the Additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such Additional Securities so deposited.

      Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unit holder shall be entitled to the issuance of a Certificate evidencing the Units owned by such Unit holder. The only permitted registered holders of Units shall be through the DTC (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in DTC.

     (12) Section 2.05(a) is hereby amended and replaced in its entirety as follows:

      Section 2.05. Deposit of Additional Securities. (a) Subject to the requirements set forth below in this Section, the Depositor may, on any Business Day (the "Trade Date"), subscribe for Additional Units as follows:

            (1) Prior to the Evaluation Time defined in Section 4.01 on the Trade Date, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for Additional Units. The Subscription Notice shall identify the Additional Securities to be acquired (unless such Additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (ii) instruct the Trustee to purchase Additional Securities with an aggregate cost as specified in the Subscription Notice.

            (2) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee, the number of Additional Units to be created.

            (3) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the Additional Units created thereby, the Depositor shall deposit with the Trustee (i) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in the amount equal to the aggregate value of the Additional Securities to be purchased by the Trustee, as specified in the Subscription Notice, together with, in each case, Cash as defined below. "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the Evaluation Time on the Business Day preceding the Trade Date (other than amounts to be distributed solely to persons other than persons receiving the distribution from the Principal Account as holders of Additional Units created by the deposit), and, as to the Interest Account, interest received by the Trust as of the Evaluation Time on the Business Day preceding the Trade Date or receivable by the Trust in respect of interest or other distributions declared but not received as of the Evaluation Time on the Business Day preceding the Trade Date, reduced by the amount of any interest received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Interest Account pursuant to Section 3.06) to a distribution made or to be made in respect of a Record Date occurring prior to the Trade Date. Each deposit made pursuant to this Section 2.05 shall replicate, to the extent practicable, the portfolio immediately prior to such deposit.

            (4) On the settlement date for a subscription, the Trustee shall, in exchange for the Securities and cash or Letter of Credit described above, issue and deliver to or assign in the name of or on the order of the Depositor the number of Units verified by the Depositor with the Trustee. No Unit to be issued pursuant to this paragraph shall be issued or delivered unless and until Securities, cash or a Letter of Credit is received in exchange therefor and no person shall have any claim to any Unit not so issued and delivered or any interest in the Trust in respect thereof.

            (5) Any Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities.

            (6) The acceptance of Additional Units by the Depositor in accordance with the provisions of paragraph (a) of this Section shall be deemed a certification by the Depositor that the deposit or purchase of Additional Securities associated therewith complies with the conditions of this Section 2.05.

            (7) Notwithstanding the preceding, in the event that the Depositor's Subscription Notice shall instruct the Trustee to purchase Additional Securities in an amount which, when added to the purchase amount of all other unsettled contracts entered into by the Trustee, exceeds 25% of the value of the Securities then held (taking into account the value of contracts to purchase Securities only to the extent that there has been deposited with the Trustee cash or an irrevocable letter of credit in an amount sufficient to settle their purchase), the Depositors shall deposit with the Trustee concurrently with the Subscription Notice cash or a letter of credit in an amount such that, when added to 25% of the value of the Securities then held (determined as above) the aggregate value shall be not less than the purchase amount of the securities to be purchased pursuant to such Subscription Notice.

      (13) Section 3.06(b)(ii) is hereby amended as follows:

           (ii) (a) For the purposes of this Section 3.06, the "Interest Distribution" of a Unitholder shall be made on the basis of one-twelfth of the estimated annual interest income to the Trust for the ensuing twelve months, after a pro-rated initial payment and after deduction of the estimated costs and expenses to be incurred on behalf of such Unitholders during the twelve month period for which such interest income has been estimated.

            (b) In the event the amount on deposit in the Interest Account of any Trust on a Distribution Date is not sufficient for the payment of the amount of interest to be distributed monthly on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made as described above and shall be entitled to be reimbursed, without interest, out of interest received by such Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest. The Trustee's fee takes into account the costs attributable to the outlay of capital needed to make such advances. To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect within any Trust to differences in administrative and operational cost among those who have chosen to receive a particular plan of distribution is provided for in the Prospectus.

            (c) Unitholders of any Trust desiring to receive according to a particular plan of distribution provided for in the Prospectus may elect at the time of purchase to receive distributions by notice to the Trustee. Unitholders must furnish written notice to the Trustee indicating their desire to receive such distributions. The Trustee, within five business days of receiving such notice, shall issue to the Unitholder a confirmation indicating such Unitholder's preferred distribution plan. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Those wishing to change their plan of distribution, if multiple distribution plans are provided for in the Prospectus, must do so by sending written notice at any time to the Trustee. Changes may be made as soon as reasonably practicable.

      (14) Section 3.08(a)(x) is hereby amended as follows:

            (x) that as of any Record Date such Bonds are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding monthly Distribution Date at least $1.00 per Unit; or

      (15) Section 4.01(b) is hereby amended and replaced in its entirety as follows:

             (b) In making the evaluations the Evaluator may determine the value of each issue of the Securities in each Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in public bonds comparable to those held by the Trust, or (ii) if bid or offering prices are not available for any of such Securities, on the basis of bid or offering prices for comparable Securities, or (iii) by appraisal. The Evaluator may utilize a securities pricing service to help determine the value of each issue so long as such service uses a similar methodology to determine securities prices. Securities prices for primary market purchases shall be based upon offering prices of said Securities. Securities prices for redemptions shall be based on bid prices of said Securities. In addition to the methods of determining the value of the Securities described above, the Evaluator may make the initial evaluation of Securities in whole or in part by reference to the Blue List of Current Municipal Offerings (a daily publication containing the current public offering prices of public bonds of all grades currently being offered by dealers and banks).

      (16) The first paragraph of Section 5.01 is hereby amended and restated to read as follows:

      Section 5.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Interest and Principal Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.03 and 3.04 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.05 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and Reinvestment Securities) on deposit in such Trust as is determined by the Evaluator (such evaluations shall take into account and itemize separately (i) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (ii) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and
(iii) interest accrued thereon not subject to collection and distribution). For each such Evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing accrued fees and liabilities, if any, including but not limited to unpaid deferred sales fees and brokerage costs, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, and (iii) any moneys identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unitholders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a "Trust Fund Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

      (17) Section 5.02 is hereby amended in its entirety as follows:

      Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be made no later than the first Business Day prior thereto (herein referred to as the "Settlement Date"). Unitholders must sign the request exactly as their name appears on the records of the Trustee. If the amount of redemption is $500 or less and the proceeds are payable to the Unitholders of record at the address of record, no signature guarantee is necessary for redemptions by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians and associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Subject to (a) the next succeeding paragraph,
(b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, and (c) payments in the form of In Kind Distributions (as defined below), such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or, if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

      The portion of the Redemption Value which represents income shall be withdrawn from the Principal Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Principal Account, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Supervisor (or by the Evaluator), as hereinafter in this Section 5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption. Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for a Trust, subject to any limitations as to the minimum amount of Securities to be sold specified in the Reference Trust Agreement. In the event that either (i) funds are withdrawn from the Principal Account and are applied to the payment of income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Principal Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Principal Account for such purpose.

      The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which (as determined by the Securities and Exchange Commission) trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal of the Securities by the Trustee is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the underlying value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

      Not later than the close of business on the day of tender of any Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second succeeding Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment by the Depositor to the Unitholder at the price so bid by making payment therefor to the Unitholder in an amount not less than the Redemption Value on the day of tender not later than the day on which the Units would otherwise have been redeemed by the Trustee to such Unitholder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption by the Depositor but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

      Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the unit investment trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

      Notwithstanding the foregoing provisions of this Section 5.02, until the close of business on the second Business Day after the day on which such Unit was tendered for redemption, the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unitholder at prices which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unitholder would otherwise be entitled to receive on redemption pursuant to this
Section 5.02. The Trustee shall pay to the Unitholder the net proceeds of any such sale on the day on which such Unitholder would otherwise be entitled to receive payment of the Redemption Value hereunder.

      Notwithstanding anything to the contrary in this Section 5.02, any Unitholder may, if such Unitholder tenders at least that minimum amount of Units for redemption specified in the Prospectus, request at the time of tender to receive from the Trustee in lieu of cash such Unitholder's pro rata share of each Security then held by such Trust; provided, however, if a Unitholder tenders for redemption Units having an aggregate value of at least the amount specified in the Prospectus, if any, the Depositor reserves the right to direct the Trustee to make an In Kind Distribution rather than make a cash payment. Such tendering Unitholder will receive his pro rata number of whole shares of each of the Securities comprising the portfolio of such Trust and cash from the Principal Account equal to the value of the fractional shares to which such tendering Unitholder is entitled. Such pro rata share of each Security and the related cash to which such tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder's bank or broker-dealer at DTC. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee shall sell Securities according to the criteria discussed herein. The Depositor may terminate the right of Unitholder to make In-Kind Distributions at any time or from time to time without notice.

      The Supervisor shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Principal Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture. In connection therewith, the Depositor may specify in the Prospectus and/or the Reference Trust Agreement the minimum amounts of any Securities to be sold at any one time. If the Supervisor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of such Securities representing income shall be credited to the Principal Account and then disbursed therefrom for payment of expenses and payments to Unitholders required to be paid under this Indenture. Any balance remaining after such disbursements shall remain credited to the Principal Account.

      Neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

      Notwithstanding the foregoing, no In Kind Distribution requests made pursuant to this Section 5.02 and submitted during the 30 business days prior to the trust's Mandatory Termination Date will be honored. In addition, no unitholder will be eligible for an In Kind Distribution of securities pursuant to Section 9.02. Furthermore, the availability of In Kind Distributions may be modified or discontinued as described in the Prospectus.

      (18) The heading and the first sentence of Section 5.04 are hereby amended as follows:

      Section 5.04. Units Held Through the Depository Trust Company or a Successor Clearing Agency. No Unit may be registered in the name of any person other than DTC or its nominee (or such other clearing agency registered as such pursuant to Section 17A of the Exchange Act of 1934 designated as successor to DTC by the Depositors, or the Trustee or the nominee thereof) (DTC and any such successor clearing agency are herein referred to as the "Clearing Agency") unless the Clearing Agency advises the Trustee that it is no longer willing or able properly to discharge its responsibilities with respect to the Units and the Trustee is unable to locate a qualified successor clearing agency, in which case the Trustee shall notify the Clearing Agency and instruct it to provide the Trustee with the name and address of all persons who are the beneficial owners of Units as registered on the books of the Clearing Agency (the "Owners").

      (19) The second paragraph of Section 9.02 is hereby amended as follows:

      In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Principal and Interest Accounts after the deductions herein provided. Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Mandatory Termination Date such notice shall be given no later than 30 days before the Mandatory Termination Date.

      (20) Subsection (d) of Section 9.02 is hereby amended as follows:

            (d) make final distributions from such Trust, as follows:

            (i) to each Unitholder receiving distribution in cash, such holder's pro rata share of the cash balances of the Interest and Principal Accounts; and

            (ii) on the conditions set forth in Section 3.05 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account.

      (21) The first sentence of the Introduction is hereby modified as follows:

      These Standard Terms and Conditions of Trust, effective February 6, 2002, shall be applicable to certain Claymore Securities Defined Portfolios established after the date of effectiveness hereof containing certain debt obligations, as provided in this paragraph.

      (22) The definition of "Bonds" in Article I is hereby modified as follows:

            (3) "Bonds" shall mean such of the debt obligations, including "when issued" and/or "regular way" contracts, if any, for the purchase of certain bonds, and cash or a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase, deposited in irrevocable trust and listed under the "Trust Portfolio" in the Prospectus, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.09 and 3.18 hereof, as may from time to time continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

      (23) The first paragraph of Section 3.17 is hereby amended and replaced with the following:

      Section 3.17. Replacement Bonds. In the event that any Bond is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Bond being herein called a "Special Bond"), the Depositor may so certify to the Trustee and instruct the Trustee to purchase Replacement Bonds which have been selected by the Depositor having a cost and an aggregate principal amount not in excess of the cost and aggregate principal amount of the Special Bonds not so delivered. To be eligible for inclusion in the Trust, the Replacement Bonds which the Depositor selects must: (i) for Trusts containing municipal bonds, yield current interest which is exempt from taxation for federal income tax purposes and, if the Trust is a State Trust, exempt from taxation under the personal income tax law of the particular state involved; (ii) have a fixed maturity or disposition date comparable to the bonds replaced; (iii) be purchased at a price that results in a yield to maturity and in a current return, in each case as of the execution and delivery of the applicable Reference Trust Agreement, which is approximately equivalent to the yield maturity and current return of the Special Bonds which failed to be delivered and for which the Replacement Bonds are substituted; (iv) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first and (v) be of comparable credit quality to the Special Bond which failed to be delivered. Any Replacement Bonds received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Bonds deposited hereunder. No such deposit of Replacement Bonds shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

      (24) Article III is hereby amended by adding the following Section 3.19:

      Section 3.19. Deferred Sales Charge. If the Reference Trust Agreement and/or Prospectus related to a Trust specify a Deferred Sales Charge, the Trustee shall, on the dates specified and as provided in such Prospectus, withdraw from the Interest Account or Principal Account (as specified in such Prospectus), an amount per Unit specified in such Prospectus and credit such amount to a special, non-Trust account maintained by the Trustee out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the applicable Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the applicable Account, and/or sell Securities and credit the proceeds thereof in kind to the Deferred Sales Charge Account; provided, however, that the Trustee shall not be required to advance an aggregate amount in excess of $15,000 pursuant to this Section 3.19. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold or distributed in kind and include instructions as to the execution of such sale. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unitholders. If the Prospectus provides for a waiver or refund of any portion of the deferred sales charge under specified circumstances (such as, for example, in connection with a redemption or sale of Units following the death or disability of the Unitholder), the Trustee shall deduct and pay to the Depositor the full amount of the deferred sales charge chargeable upon the redemption in the absence of such waiver or refund and the Depositor shall pay to the affected Unitholder the amount of such waiver or refund; the Trustee shall have no responsibility to the affected Unitholder with respect to the amount to be so refunded. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the Deferred Sales Charge Account. To the extent permitted by applicable law and regulatory authorization, unpaid portions of the deferred sales charge shall be secured by a lien on the Trust in favor of the Depositor, provided that such lien shall be subordinate to the lien of the Trustee granted by Section 6.04 of the Standard Terms and Conditions of Trust. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

      In limited circumstances and only if deemed in the best interests of the Unitholders, the Depositor is authorized to instruct the Trustee to change the dates on which the deferred sales charge is deducted as described in the Prospectus. The deferred sales charge payment dates may be delayed: (i) in order for a Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f); or (ii) in order for a Trust which is a regulated investment company as defined by the Internal Revenue Code to maintain its qualification as a regulated investment company. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The Depositor will amend the Prospectus to include the new dates on which the deferred sales charge will be collected and distributing such notice to Unitholders.

      (25) Section 9.05 is hereby revised to read as follows:

      Section 9.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor, Evaluator or Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 2455 Corporate West Drive, Lisle, Illinois 60532, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

      Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the unit investment trust division office of the Trustee at 2 Hanson Place, 12th Fl., Brooklyn, New York 11217, Attention: Unit Trust Division, or to such other address as shall be specified by the Trustee to the other parties in writing.

      (26) The second paragraph of Section 6.02 is replaced in its entirety as follows:

      An audit of the accounts of each Trust shall not be conducted unless the Depositor determines that such an audit is required. In the event that the Depositor determines that an audit is required, the accounts of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. The Trustee, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts, if any, indicated in the Prospectus relating to such Trust. The Trustee shall maintain and provide, upon the request of a Unitholder or the Depositor, the Unitholders' or the Unitholder's designated representative with the costs basis of the Securities represented by the Unitholder's Units.

      (27) Section 3.06 is hereby amended by adding the following subsection
(c):

            (c) Notwithstanding the foregoing, if a Trust has elected to be treated as a "regulated investment company" as defined in the Internal Revenue Code, the Trustee may make such additional distributions to Unitholders as shall be determined by the Depositor or such agent as the Depositor shall designate to be necessary or desirable to maintain the status of each Trust as a regulated investment company or to avoid imposition of any income or excise taxes on undistributed income of the Trust. The Trustee shall be authorized to rely conclusively upon the direction, and shall have no duty to make any additional distributions from a Trust in the absence of such direction. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The fees of such agent designated by the Depositor shall be an expense of the Trust reimbursable to the Trustee in accordance with Section 7.05.

      (28) Section 9.01(a)(iii) is hereby amended as follows:

            (a)(iii) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the status of a Trust for federal income tax purposes.

      (29) Section 9.01 is hereby amended by adding the following subsection
(d):

            (d) If a Trust has elected to be treated as a "regulated investment company" as defined in the Internal Revenue Code and notwithstanding
            Section 9.01(a), this Indenture may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders (1) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision contained herein; (2) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; (3) to make such amendments as may be necessary for each Trust to continue to qualify as a regulated investment company for federal income tax purposes; or (4) to make such other provisions in regard to matters or questions arising hereunder as shall not materially adversely affect the interest of the Unitholders (as determined in good faith by the Depositor and the Trustee). This Indenture may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Indenture may be waived) with the consent of holders of Units representing 66-2/3% of the Units at the time outstanding under the Trust Indenture of the individual Trust or Trusts affected for the purpose of adding any provisions of this Indenture or of materially modifying in any manner the rights of the holders of Units of such Trust or Trusts; provided, however, that in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the characterization of a Trust as a regulated investment company for federal income tax purposes; provided, further, that the consent of 100% of the Unitholders of any individual Trust is required to amend this Indenture (1) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (2) to reduce the interest in such Trust represented by any Units of such Trust.

            Promptly after the execution of any amendment requiring the consent of the Unitholders or any of any other amendment if directed by the Depositor, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder then of record affected thereby.

            It shall not be necessary for the consent of Unitholders under this
            Section 9.01 or under Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Unitholders shall be subject to such reasonable regulations as the Trustee may prescribe.

    (30) Section 3.15 is hereby deleted and replaced in its entirety with the following:

      Section 3.15. Regulated Investment Company Election. If so provided in the Prospectus for a Trust, such Trust elects to be treated and to qualify as a "regulated investment company" as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification. In addition, the Trustee is authorized to take any actions necessary to allow a Trust Fund to qualify as a regulated investment company.

     (31) Sections 3.08(a)(xii) and 3.08(a)(xiii) are hereby deleted and replaced as follows:

            (viii) that the sale of Bonds is necessary or advisable: (i) in order to maintain the qualification of the Trust as a regulated investment company; or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust; or

            (ix) the Depositor or its designee determines that such sale is appropriate.

     (32) All references to The Bank of New York in the Standard Terms and Conditions of the Trust shall be replaced with "The Bank of New York Mellon."

     (33) Section 3.06(a) is deleted in its entirety and replaced with the following:

      Section 3.06. Payments and Distributions. (a) On or immediately after the fifteenth the day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.05 and shall then with respect to each Trust:

            (i) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04 or otherwise pursuant to the provisions hereof;

            (ii) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.10, as certified to by the Depositor; and

            (iii) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account, and reimburse itself for any other fees, charges and expenses arising from time to time out of the Trust operations that the Trustee has paid.

     (34) The first sentence of Section 3.06(b)(i) is hereby deleted and replaced with the following:

            (b) (i) On each Distribution Date, the Trustee shall distribute an amount per Unit equal to such Unitholder's Interest Distribution (as defined below) computed as of the close of business on the Record Date immediately preceding such Distribution Date to each Unitholder of record at the close of business on the Record Date. In addition, if the balance of the Principal Account of a Trust on the fifteenth day of any month equals at least $1.00 per Unit then outstanding, such distribution from the Principal Account shall be made on the twenty-fifth day of such month computed as of the close of business on the fifteenth day of such month.

     (35) All reference to Claymore Securities, Inc. in the Standard Terms and Conditions of Trust shall be replaced with "Guggenheim Funds Distributors, LLC"

     (36) Notwithstanding anything to the contrary in this Indenture, if so provided in the Prospectus for the Trust, the Depositor shall be paid an annual deferred sales fee from Unitholders in an amount calculated at the annual compensation rate stated in the Prospectus. If the Depositor receives an annual deferred sales fee, the Depositor will not receive the compensation outlined in
Section 7.05; specifically, the Depositor will not receive compensation for performing portfolio supervisory services as set forth in Section 3.18, or for performing evaluation services as set forth in Section 4.03. Additionally, the Depositor will not receive any of the reimbursable costs of organizing the Trust and the sale of the Trust Units pursuant to Section 3.01, or any of the reimbursable update costs pursuant to Section 3.02. As provided below, the Depositor will bear all the organizational costs and expenses of the Trust, except for brokerage costs and extraordinary expenses.

      The annual deferred sales fee shall be charged to Unitholders on the first day after the primary offering period has concluded for the Trust (i.e., the first day of the secondary offering period) and on every anniversary of such date for the life of the Trust (the "Annual Deferred Sales Fee Payment Date"). The annual deferred sales fee shall be deducted from the Reserve Account, Interest Account or Principal Account, as necessary, in the manner set out for payments in Section 3.06. If such annual deferred sales fee is charged to Unitholders, Unitholders will not be charged any other fees or expenses, except for brokerage costs and extraordinary expenses.

      Notwithstanding anything to the contrary in this Indenture, if the Prospectus for a Trust states that an annual deferred sales fee will be paid by Unitholders, the Depositor will be responsible for all fees and expenses of the Trust, except for brokerage costs and extraordinary expenses, and such responsibility includes the organizational costs of the Trust, the payments to the Trustee pursuant to Section 6.01 to the extent the costs and expenses are not extraordinary expenses, the payments to the Trustee pursuant to Section 6.04, and the expenses of the Trust that are detailed in this Indenture. The payments to the Trustee by the Depositor will be calculated on the Annual Deferred Sales Fee Payment Date at a rate agreed upon in a written agreement with the Depositor.

      If the Depositor resigns its position or if the Depositor is unable or unwilling to pay the Trustee as agreed upon in a written agreement, the Trustee may recover its reasonable costs and expenses from the Trust up to the amount of the annual deferred sales fee under the terms that govern the payment of the annual deferred sales fee by Unitholders at the next Annual Deferred Sales Fee Payment Date.

      If this annual deferred sales fee is charged to Unitholders pursuant to the Prospectus, Section 3.07(A)(4) and Section 3.07(B)(2) are hereby deleted.

      This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

      IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed.


                 GUGGENHEIM FUNDS DISTRIBUTORS, LLC, DEPOSITOR


                                 By /s/ Amy Lee
                                 --------------
                          Vice President and Secretary




                      THE BANK OF NEW YORK MELLON, TRUSTEE


                             By /s/ Thomas Balbone
                             ---------------------
                                 Vice President



                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED

                   GUGGENHEIM DEFINED PORTFOLIOS, SERIES 1727

(Note: Incorporated herein and made a part hereof is the "Trust Portfolio(s)" as set forth in the Prospectus.)